Exhibit 10.19

English Translation

Pingtan Comprehensive Experimental Area E Home Services Co., Ltd.

Labor Contract

Party A (Employer): Pingtan Comprehensive Experimental Area E Home Service Co., Ltd.

Unit Address:

Legal representative (or responsible person):

Party B (employee):

Address:

ID number:

Party A and Party B, on the basis of equality and voluntariness and in accordance with the provisions of law, reached the following agreement with respect to the employment of Party B by Party A:

Article 1. The term of the labor contract:

Duration: from ___ to ___ Day ___.

Article 2. Working Location:

City of __________, __________

Article 3. Scope of Work:

Party B’s position is ___. Party A can change Party B’s position and type of work according to the needs of Party A.

If Party B is not qualified for the job, Party A may adjust Party B’s position and determine Party B’s salary and treatment according to the adjusted post. If Party B does not agree to the adjustment, Party A may notify Party B of the cancellation of the labor contract 30 days in advance, and compensation shall be paid in accordance with the provisions of the State.

In the course of work, Party A shall have the right to recover compensation from Party B if Party B has serious negligence or has intentionally caused Party A’s losses.

Article 4. Working hours and vacation:

Working Hours: Standard Working Hours System. Party A guarantees that Party B shall work no more than 8 hours a day and no more than 40 hours a week. The specific working time shall be arranged by Party A according to its business needs, and Party B shall comply.

Vacation: Party A shall arrange Party B’s vacation according to the regulations of the State.

Article 5. Remuneration:

The monthly salary standard of Party B is RMB _________ , of which the salary during the trial period is RMB _______.

If Party A arranges Party B to work overtime or work during weekends or on legal holidays due to the needs of the company’s business activities, Party A shall pay overtime according to the standards stipulated by the State.

Party A guarantees monthly payment of wages on __________________.

Article 6. Protection of labor, working conditions and protection against occupational hazards:

Party A shall provide Party B with necessary tools and places for work, as well as other working conditions, and ensure safety conditions in the workplace in accordance with the regulations of the State and take safety precautions to prevent occupational diseases in accordance with the law.

Article 7 Party A shall enact and perfect various rules and regulations according to law, and Party B shall strictly abide by them.

Article 8. Party B shall keep the business secrets, intellectual property rights and company secrets of Party A under his knowledge during the working period strictly confidential and shall be responsible for any loss of Party A if Party B violates this Article.

Article 9. Party B undertakes that it has no labor relations or any non-competition agreement with any other entity at the time of signing this Agreement. Otherwise, if it causes losses to other entities, Party B shall bear the liability.

Article 10. Termination of labor contract:

If Party B needs to terminate the labor contract, Party B shall notify Party A in writing 30 days in advance, and the written notice shall be served on Party A.

Matters relating to the termination of labor contracts shall be governed by the relevant provisions of laws and regulations.

When the labor contract is terminated, Party B shall return any company property that he or she is using and transition any work in progress to the person designated by Party A. Party B shall compensate Party A for losses caused by Party B’s failure to transfer.

Party B shall receive financial compensation according to law due to the termination of the labor contract, but Party A shall not pay financial compensation until Party B completes the transfer of work.

Article 11. In the event of a dispute arising out of the performance of this contract, the two parties shall consult and settle the dispute in accordance with the principles of reasonableness, legality, mutual understanding and mutual accommodation. If consultation fails, either party may, in accordance with law, apply to the labor dispute arbitration commission for arbitration.

Article 12. Matters not stipulated in this contract shall be governed by laws, regulations, administrative rules and local regulations.

Article 13 This contract shall enter into force in duplicate upon signature or seal by both parties. Each party shall hold one copy. Any modification of the terms of this contract shall be confirmed in writing by the signature or seal of both parties.

Party A (Stamp):	Party B (Signature):

(Signed):

Date: __________	Date: __________